Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the registration statement on Form S-3 of First Foundation Inc. of our reports dated February 28, 2024, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of First Foundation Inc., which appear in the Annual Report on Form 10-K of First Foundation Inc. for the year ended December 31, 2023.

Laguna Hills, California
December 4, 2024